               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     PENNZOIL COMPANY
 .................................................................
     (Name of Registrant as Specified In Its Charter)

                     GUY WYSER-PRATTE
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

CONTACT:
--------
Senior Managing Director
Wyser-Pratte & Co., Inc.
(212) 495-5357

                       FOR IMMEDIATE RELEASE
                       ---------------------

WYSER-PRATTE SAYS PENNZOIL'S FAILURE TO ANNOUNCE A RECORD DATE FOR ANNUAL MEETING TO BROKERS MAY INDICATE INTENTION TO DELAY MEETING. SAYS THE DIRECTORS CAN RUN FROM THEIR SHAREHOLDERS, BUT THEY CAN'T HIDE.

     New York, New York, January 29, 1998--Guy P. Wyser-Pratte, President of Wyser-Pratte & Co., Inc. and a Pennzoil Company (NYSE:PZL) stockholder who beneficially owns 454,200 shares, expressed concern today that Pennzoil may be attempting to delay its annual meeting, which was held last year on April 24th.

     Pennzoil has yet to set the record date for the upcoming annual meeting and has yet to announce such date to brokers. (A record date is a date, set by a company in advance of a shareholder meeting, used to fix the identity of shareholders who are entitled to vote at the upcoming meeting.) In each of the last three years, Pennzoil had announced the meeting record date by January 29. In 1995, 1996 and 1997, Pennzoil announced the record date of its meetings to brokers on January 24th, January 18th and January 17th, respectively. Annual meetings for those years were held in April and May.

     "April 24th is the anniversary of Pennzoil's last annual meeting. If Pennzoil plans to have this year's meeting during its historical annual meeting season. I would have expected them to have announced the record date to brokers by now," Wyser-Pratte said. "After what the board has done to the Pennzoil stock price, they may be afraid to face stockholders at the annual meeting," When UPR withdrew its $84 per share offer in November, the price of Pennzoil shares on the New York Stock Exchange immediately dropped from $75.50 to $67.75 per share. The stock closed at $63.875 per share on January 28.

     Mr. Wyser-Pratte said that under Delaware law a court can order an annual meeting to be held if the board has failed to hold the meeting by thirty days after May 21, 1998, the date designated for the annual meeting in the Pennzoil By-laws. "The directors can run from the shareholders, but they can't hide," Mr. Wyser-Pratte said.

     Participation information: Mr. Guy Wyser-Pratte owns beneficially 454,200 shares of Pennzoil common stock. Mr. Eric Longmire of Wyser-Pratte & Co., Inc. is also a participant.



                                 #  #  #